Exhibit 10.7.7

ADDENDUM No. 6

THIS ADDENDUM is to the Broker Agreement dated March 26, 1999 between Hull & Company, Inc. (“Broker”) and USF&G Specialty Insurance Company (“Company”) as amended by addenda effective July 1, 2000, April 1, 2001, July 1, 2001, September 1, 2001 and July l, 2002 (“Agreement”).

WHEREAS, the Company has requested that the termination provision of the Agreement (Section 8) be amended to require twenty-four (24) months written notice of termination; and

WHEREAS, the Broker is willing to make such an amendment if additional changes are made to the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Broker and the Company agree to amend the Agreement as follows:

1. Section 8 b) is amended to read “By either party for any reason upon twenty-four (24) months written notice to the other.”

2. A new subparagraph n) is added to Section 8 to read as follows:

n) The Company’s parent company has an A.M. Best rating below A-VIII.

3. A new subparagraph o) is added to Section 8 to read as follows:

o) Kevin Nish and Karen Padovese are no longer responsible for the overall management of the residential property insurance business that is the subject of this Agreement.

4. The second paragraph below the new Section 8 o) on page 11 of the Agreement is amended to read as follows:

In addition to the termination events described above, the parties agree that this Agreement can be immediately terminated by either party upon written notice to the other if the renewal retention in all States drops below 55% in any one month.

5. Section 12 is amended to include a new subparagraph g) to read as follows:

The Broker and the subproducers shall continue to have access to the Company’s RHQ system, as currently operational, to service existing business until the Policies have expired, subject to the other terms of this Section.

6. A new subparagraph q) is added to Section 14 to read as follows:

If the Company enters new states, the Broker will have the opportunity to, but not be obligated to, market business in those states using the Company’s RHQ system.

All other terms and conditions in the Agreement, as previously amended, remain unchanged.

The effective date of this Addendum shall be August 11, 2004.

IN WITNESS WHEREOF, the parties have duly authorized, executed and delivered this Addendum as of the effective date set forth above.

USF&G SPECIALTY INSURANCE COMPANY		HULL & COMPANY, INC.

By:	/s/ Karen M. Padovese	By:	/s/ Bruce E. Bowers
Name:	Karen M. Padovese	Name:	Bruce E. Bowers
Title:	Vice President	Title:	S.V.P.